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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   May 7, 2003
                                 Date of Report
                        (Date of earliest event reported)

                          SORRENTO NETWORKS CORPORATION
               (Exact name of Registrant as specified in charter)

                                   NEW JERSEY
                 (State or other jurisdiction of incorporation)

      0-15810                                            22-2367234
(Commission File No.)                       (IRS Employer Identification Number)

                               9990 Mesa Rim Road
                           San Diego, California 92121
                     (Address of Principal Executive Office)

                                 (858) 558-3960
              (Registrant's telephone number, including area code)

================================================================================




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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Sale of Marketable Securities

On May 7, 2003 Digi International and Sorrento Networks Corporation completed the repurchase by Digi International of 1,162,341 shares of its common stock held by Sorrento at a price of $4.26 per share. This transaction resulted in the acquisition of all of Sorrento's remaining equity interest in Digi.

A copy of the joint press release issued by Digi International and Sorrento Networks Corporation on May 2, 2003 is attached as an exhibit to this report.

This report contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Sorrento Networks Corporation with the Securities and Exchange Commission.




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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)   Not applicable
(b)   Not applicable
(c)   Exhibits           Description
      --------           -----------
      99.1               Press Release dated May 2, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SORRENTO NETWORKS CORPORATION

DATE: May 9, 2003                 By:  /s/ Joe R. Armstrong
                                       -----------------------------------------
                                       Joe R. Armstrong, Chief Financial Officer



                       STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as........................'r'